Exhibit 10.1

THIRD AMENDMENT TO COMMERCIAL
BUSINESS LOAN AGREEMENT FOR TERM LOANS AND LINES OF CREDIT

THIS THIRD AMENDMENT TO COMMERICAL BUSINESS LOAN AGREEMENT FOR TERM LOANS AND LINES OF CREDIT (this “Third Amendment”) is dated September 19, 2019, by and among VIEMED, INC., a Delaware corporation (“Viemed”), SLEEP MANAGEMENT, L.L.C. (“Sleep Management”), a Louisiana limited liability company, and HOME SLEEP DELIVERED, L.L.C. (“Home Sleep”), a Louisiana limited liability company (collectively, the “Borrower”), and HANCOCK WHITNEY BANK, a Mississippi state chartered bank, formally known as Whitney Bank (the “Lender”).  The Borrower, Guarantor, if any, and any other person who may be liable now or in the future for any portion of any Loans are referred to as “Obligor”, which term means individually, collectively, and interchangeably any, each and/or all of them.

R E C I T A L S:

A.         Borrower and Lender are parties to that certain Commercial Business Loan Agreement for Term Loans and Lines of Credit dated February 21, 2018, pursuant to which the Lender established in favor of Borrower, among other things, a revolving line of credit in the maximum aggregate principal amount of $5,000,000.00 (collectively, with all past, present and future amendments and/or restatements, the “Agreement”).

B.          Borrower has now applied to Lender to have the working capital requirement removed.

C.          Lender, subject to the terms and conditions of this Third Amendment, has agreed to Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, Borrower and Lender do hereby covenant and agree to amend the Agreement as follows:

1.           Revisions to Article A – The Loan or Loans.

A.          A new subsection, entitled “TERM LOAN #2,” is hereby added to Section A of the Agreement, immediately below the existing subsection entitled “TERM LOAN,” as follows:

TERM LOAN #2 to Borrower in the principal amount of Five Million and no/100 ($5,000,000.00) Dollars (the “Term Loan #2” which term shall include all renewals, extensions or modifications thereof) bearing interest at the rate of 4.60% per annum from date until paid, payable in 36 monthly installments of $148,958.18 commencing on October 19, 2019, and continuing on the same day of each month thereafter with a final installment of all outstanding principal and accrued interest due and payable on September 19, 2022, which Term Loan shall be represented by Bank’s standard form of installment note executed on September 19, 2019 (the “Term Note #2,” which term shall include all renewals, extensions or modifications thereof).

3rd Amendment	Hancock Whitney Bank

2.           Revisions to Article C – Use of Proceeds.  Section C of the Agreement, entitled “USE OF PROCEEDS,” is hereby deleted in its entirety and restated as follows:

C.	USE OF PROCEEDS.

(1)         Line of Credit.  The proceeds from the Line of Credit will be used for the following purpose(s):  (a) working capital and general corporate purposes with a letter of credit sublimit of $2,000,000.00; and (b) Permitted Acquisitions pursuant to Subsection D(15) of this Agreement.

(2)         Term Loan.  The proceeds from the Term Loan will be used to purchase the commercial office building located at 625 Kaliste Saloom Road, Lafayette, LA 70508.

(3)         Term Loan #2.  The proceeds from the Term Loan #2 will be used for general corporate purposes.

3.          Revisions to Article D – Representations, Warranties and Covenants.  Subsection D(8) of the Agreement, entitled “Financial Covenants and Ratios,” is hereby deleted in its entirety and replaced as follows:

(8)	Financial Covenants and Ratios. Borrower shall comply with the following covenants and ratios:

(a)          Total Debt to Adjusted EBITDA Ratio.  Borrower, on a consolidated basis, shall maintain a maximum “Total Debt to Adjusted EBITDA Ratio” of not more than 1.50 to 1.00.  Total Debt to Adjusted EBITDA Ratio shall equal Total Debt divided by Adjusted EBITDA.  “Total Debt” is defined as debt for borrowed money plus capitalized leases. “Adjusted EBITDA” is defined as net income before taxation plus depreciation expense plus amortization expense plus interest expense plus stock-based compensation plus non-cash/non-recurring gain or loss.  Non-cash/non-recurring gains or losses shall not exceed $500,000.00 without Bank’s approval.  This covenant shall be tested quarterly (as of March 31st, June 30th, September 30th, and December 31st) on a rolling four quarters basis.

3rd Amendment	Hancock Whitney Bank

(b)          Fixed Charge Coverage Ratio.   Borrower, on a consolidated basis, shall maintain a minimum “Fixed Charge Coverage Ratio” of not less than 1.35 to 1.00.  “Fixed Charge Coverage Ratio” shall equal (Adjusted EBITDAR less dividends) divided by current maturing long-term debt (prior period) plus current maturing capital lease obligations (prior period) plus interest expense plus lease expense (COGS & G&A) plus cash taxes.  Current maturing long-term debt (CMLTD) and current maturing capital lease obligations (CMCLO) shall exclude any balloon payments and the maturity of the Revolving Note.  “Adjusted EBITDAR” is defined as net income before taxation plus depreciation expense plus amortization expense plus interest expense plus stock-based compensation plus non-cash/non-recurring gain or loss plus lease expense (COGS & G&A).  Non-cash/non-recurring gains or losses shall not exceed $500,000.00 without Bank’s approval.  This covenant shall be tested quarterly (as of March 31st, June 30th, September 30th, and December 31st) on a rolling four quarters basis.

(c)           Loan-to-Value Ratio.  Borrower shall maintain a maximum Loan-to-Value Ratio of .85 (or 85.00%).  For the purposes of this covenant, the term “Loan-to-Value Ratio” shall mean, for any given period, the aggregate outstanding balance of the Term Loan, in principal, accrued interest, and other fees and costs divided by the most recent appraised value of the property located at 625 Kaliste Saloom Road, Lafayette, LA 70508.

4.          Expenses.  Borrower will pay all of the costs, expenses and fees incurred in connection with the Agreement, as documented pursuant to the original Agreement, as modified by this Third Amendment and any future amendments, including attorneys’ fees and appraisal fees.

5.          Confirmation of Loan Documents and Security.  Each Obligor understands and agrees that all other terms, conditions, and provisions of the Agreement and/or the Loan Documents shall remain in full force and effect.  All of the liens, privileges, mortgages, security interests, priorities, and equities existing and to exist under and in accordance with the terms of the Agreement, as amended, the Revolving Note, and the Loan Documents are hereby extended and carried forward as security for the Agreement, the Revolving Note, the Loans, and all other indebtedness, obligations, and liabilities of the Borrower to Lender.

6.          Representations; Resolutions.  As of the date hereof, and after giving effect to this Third Amendment, each Obligor confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents.  Each Obligor further confirms and reaffirms each and every resolution, certificate, consent, and/or other authorization provided to Lender, and further represents that each such resolution, certificate, consent, and/or other authorization (i) remains in full force and effect, (ii) stands of record on the books of such Obligor, and (iii) may be relied upon by Lender, including without limitation the Authorizations given by Borrower and Guarantor on or about February 21, 2018, as well as any before or after.

7.          No Right of Setoff; Release of Claims.  Borrower acknowledges that as of the date of this Third Amendment, Borrower has no right to setoff any amount against the amounts owed by Borrower to Lender.  In consideration of this Third Amendment, each Obligor further releases Lender from any and all claims arising on or prior to the date of this Third Amendment, known or unknown, in connection with the Agreement, the Loans, the Revolving Note, and/or the Loan Documents.

3rd Amendment	Hancock Whitney Bank

8.          No Course of Dealing.  This Third Amendment shall not establish a course of dealing or be construed as evidence of any willingness on Lender’s part to grant other or future amendments, should any be requested, and Lender is under no obligation to grant or approve such other or future amendments.

9.          AMENDMENT.  THE AGREEMENT AND THIS THIRD AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LOUISIANA REVISED STATUTES 6:1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS BETWEEN LENDER AND ANY OBLIGOR.  THE AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, THE REVOLVING NOTE, AND THE LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH. THE AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, MAY NOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY BORROWER AND LENDER.

10.          Miscellaneous provisions.

a.         This Third Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana.  This Third Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

b.         Except as expressly amended herein, the Agreement and all of the terms, conditions, and provisions set forth therein shall continue in full force and effect. The Agreement, as amended by this Third Amendment, is hereby ratified and confirmed by the parties hereto.

c.           No novation or satisfaction of any indebtedness, obligations, and/or liabilities owed by any Obligor to Lender is intended by this Third Amendment.

d.           Unless specifically defined in this Third Amendment, capitalized terms used herein shall have the meanings set forth in the Agreement.

11.         USA Patriot Act.  Lender is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and Lender hereby notifies Borrower that pursuant to the requirements of the Act, Lender is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.  Borrower shall, promptly following each request by Lender, provide all documentation and other information requested by Lender in order for Lender to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

3rd Amendment	Hancock Whitney Bank

Executed by the parties as of the date set forth above.

Lender:

Hancock Whitney Bank,
a Mississippi state chartered bank

By:	/s/ Grant Guillotte
Grant Guillotte
Senior Vice President

Borrower:

Viemed, Inc.

By:	/s/ Casey Hoyt
Casey Hoyt
Chief Executive Officer

Sleep Management, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
General Manager

Home Sleep Delivered, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
General Manager

3rd Amendment	Hancock Whitney Bank